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                                                                    EXHIBIT 10.2


                                PROMISSORY NOTE

$4,700,000.00                                                 Bastian, Virginia
                                                              October 6, 1994

         FOR VALUE RECEIVED, King Pharmaceuticals, Inc., a Tennessee corporation ("Maker"), unconditionally promises to pay to the order of General Injectables & Vaccines, Inc., a Virginia corporation ("Payee"), at Payee's office in Bastian, Virginia, or at such other place as the holder hereof may designate in writing, the principal sum of

             Four Million Seven Hundred Thousand And No/100 Dollars
                                ($4,700,000.00)

and to pay simple interest at the rate of eight percent (8%) per annum on the principal balance hereof from time to time remaining unpaid prior to maturity (whether by acceleration or otherwise, "Maturity") as follows:

         (a) interest shall be paid monthly in arrears on or before the tenth (10th) day of each month until Maturity, with the first payment of interest due in December, 1994; and

         (b) principal shall be paid in eight (8) equal annual installments of Five Hundred Eighty-Seven Thousand Five Hundred and No/100 Dollars ($587,500.00), with the first annual installment being due and payable on the 31st day of December, 1995, and consecutive annual installments being due and payable thereafter on the 31st day of each succeeding December until Maturity.

         1. Prepayment. This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty. All prepayments shall be applied first to accrued interest and thereafter to unpaid principal.

         2. Default . The occurrence of any one or more of the following events shall constitute a default (an "Event of Default") under this Note: (a) Maker shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of itself, or of all or a substantial part of its assets, (ii) be unable, or admit in writing its inability to pay its debts as they fall due,
(iii)


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make a general assignment for the benefit of its creditors, (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or any corporate action shall be taken by it for the purpose of effecting any of the foregoing; (b) an order, judgment or decree shall be entered, without the application, consent or approval of Maker, by any court of competent jurisdiction, approving a petition seeking reorganization of Maker or appointing a receiver, trustee, or liquidator of Maker or of all or a substantial part of its assets and such order, judgment or decree shall continue unstayed and in effect for any period of more than thirty (30) consecutive days; or (c) Maker shall fail to make payment of any installment within ten (10) days of the date such installment is due.

         3. Standstill. The holder of this Note shall not exercise any remedy provided hereunder for a period of not less than one hundred (100) days following any Event of Default.

         4. Remedies. If an Event of Default shall occur, and be then continuing, the holder of this Note, at its option, may declare immediately due and payable the entire unpaid principal balance of, and all accrued interest on, this Note, and exercise any other right or remedy provided at law or in equity.

         5. No Waiver. No delay in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

         6. Attorneys' Fees. If any action is taken to enforce any provision of this Note whether by legal proceedings or through a bankruptcy court, the prevailing party in such action shall he paid its reasonable attorneys' fees and collection fees by the other party.


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         7.       Governing Law. This Note shall be construed in accordance
with and governed by the laws of the Commonwealth of Virginia and of the United States applicable to the Commonwealth of Virginia.

         8. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         9. Notice . Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date received whether delivered in person or by United States mail at the address set forth below (or at such other address as a party may supply by written notice to the other parties); or on the date a facsimile transmission is confirmed as to context by a writing deposited on the same day in the U.S. mail, postage prepaid, registered or certified mail, return receipt requested:

         If to the Payee:           General Injectables and Vaccines, Inc.
                                    U.S. Hwy. 52 South
                                    P.O. Box 9
                                    Bastian. VA 24314-0009
                                    Attn: General Counsel
                                    Fax: 703-688-4060

         If to the Maker:           King Pharmaceuticals, Inc.
                                    501 Fifth Street
                                    Bristol, TN 37620
                                    Attn: General Counsel
                                    Fax: 615-989-6282

         IN WITNESS WHEREOF, the maker has executed this Note as of the date and year first above written.

King Pharmaceuticals, Inc.

By:  /s/ John M. Gregory
   ----------------------------------
         John M. Gregory
         Chief Executive Officer